UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 11, 2006

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective as of February 11, 2006, the Company has terminated the Employment Agreement dated December 21, 2005 with Stephen Brown. Mr. Brown was the former Chief Executive Officer and Interim Chief Financial Officer of the Company, and is currently the Chairman of the Board of Directors of the Company.

The Company does not have any outstanding compensation obligations to Mr. Brown under the Employment Agreement. All of the options granted under the accompanying Option Agreement dated December 21, 2005 with Mr. Brown will expire within sixty (60) days of February 11, 2006, and no options granted under the Option Agreement are eligible for exercise prior to such expiration.

The Company has also demanded the repurchase of the 3,833,334 unvested portion of the 4,000,000 shares issued to Mr. Brown under the Employment Agreement and accompanying Restricted Stock Agreement dated December 21, 2005, at a repurchase price of $.0001 per share.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Brown has been terminated as the Chief Executive Officer and Interim Chief Financial Officer of the Company effective as of February 11, 2006.

Effective as of February 11, 2006, the Board of Directors of the Company has appointed Mr. Bernsen as the Chief Executive Officer of the Company. Mr. Bernsen has served as President and a director to the Company since August 30, 2003, and as the Company’s Secretary since October 2005. Prior to that, Mr. Bernsen served as President and a director to Public Media Works, Inc., the Company’s predecessor, from November 2002 to August 30, 2003. Mr. Bernsen served as Chief Executive Officer to Public Media Works, Inc., the Company’s predecessor, from its inception in March 2000 until November 2002. Mr. Bernsen continues to serve as sole owner of Team Cherokee, Inc., which serves as Mr. Bernsen’s vehicle for maintaining his acting contracts and agreements, a position he has held since 1987. Mr. Bernsen continues to work as an actor and scriptwriter for films and television.

ITEM 8.01	OTHER EVENTS

The Company entered into an Asset Purchase Agreement dated December 21, 2005 with Mr. Brown and Milagro Entertainment, Inc. On February 12, 2006, the Company provided written demand to Mr. Brown for rescission of the Asset Purchase Agreement, and has agreed to disclaim any interest it may have in the assets assigned to the Company under the Asset Purchase Agreement in exchange for the return of the 6,000,000 shares issued by the Company in the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: February 14, 2006	By:	/s/ Corbin Bernsen
Corbin Bernsen
Chief Executive Officer